Exhibit 10.13

CREDIT AGREEMENT

Dated as of April 30, 2010

between

LEAF Equipment Leasing Income Fund III, L.P.,

as Borrower,

and

Broadpoint Products Corp.,

as Lender

$5,000,000 Term Loan Facility

i

ii

Section 8.10	Setoff	21
Section 8.11	Notices	21
Section 8.12	Change of Address	21
Section 8.13	Counterparts	21
Section 8.14	Reinstatement of Obligations	22
Section 8.15	USA Patriot Act	22
Section 8.16	No Fiduciary Duty	22
Section 8.17	Amendments	22

EXHIBITS

Exhibit A - Form of Term Note

iii

CREDIT AGREEMENT

CREDIT AGREEMENT dated as of April 30, 2010, between LEAF Equipment Leasing Income Fund III, L.P., a Delaware limited partnership (the “Borrower”), and Broadpoint Products Corp., a Delaware corporation (the “Lender”).

The parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following capitalized terms have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agreement” means this Credit Agreement, as it may be amended, modified or restated from time to time.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Borrower” has the meaning ascribed thereto in the preamble.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are not required or authorized by law to close in New York City.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases that would be shown as a liability on a balance sheet of such Person, prepared in accordance with GAAP.

“Cash Equivalent Investments” means (i) cash in U.S. Dollars, (ii) U.S. Dollar denominated securities issued or directly and fully guaranteed or insured by the United States government or any agency thereof; provided that the full faith and credit of the United States is pledged in support thereof, (iii) U.S. Dollar denominated certificates of deposit, demand deposits, overnight bank deposits and bankers’ acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies that (a) is a member of the Federal Reserve System, (b) issues commercial paper, rated at least “A-1” by S&P or “P-1” by Moody’s and (c) has combined capital and surplus of at least

$500,000,000, (iv) U.S. Dollar denominated commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s, and (v) U.S. Dollar denominated shares of any money market fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (ii) through (iv) above, inclusive (giving effect to the proviso at the end of this paragraph), (b) has net assets of not less than $500,000,000 and (c) is rated at least “A-1” by S&P or “P-1” by Moody’s; provided, however, that the maturities of all obligations of the type specified in clauses (iii) through (v) above, inclusive, shall not exceed one hundred eighty (180) days.

“Change of Control” means, at any time, (i) LEAF Asset Management, LLC, a Delaware limited liability company, or any Affiliate thereof, no longer serves as the General Partner of the Borrower, (ii) Resource America and its Affiliates cease to own, directly or indirectly all of the equity interests of the general partner of the Borrower, (iii) any Person or “group” acquires any “beneficial ownership” (as such terms are defined under Rule 13d 3 of, and Regulation 13D under, the Securities Exchange Act of 1934, as amended), either directly or indirectly, of more than fifty percent (50%) of the equity interests or any interest convertible into any such interest, in the Borrower or (iv) the Borrower sells, transfers, conveys, assigns or otherwise disposes of all or substantially all of the assets of the Borrower and its subsidiaries.

“Closing Date” means the date on which this Agreement has been executed by both the Borrower and the Lender and all conditions precedent in Article IV have been satisfied.

“Collateral Agent” means US Bank National Association, a national banking association.

“Collection Account” means FFC: 140757000/LEAF III/Broadpoint Collection Account, at the Collateral Agent in the name of the Borrower for the benefit of the Lender (ABA: 091000022; DDA: 173103322058; DDA Name: Structured Finance Wire Clearing), subject to the Securities Account Control Agreement.

“Default” means any event that, with the giving of notice or lapse of time, or both, would become an Event of Default.

“Default Rate” means, with respect to any Obligation not paid when due, a rate per annum equal to the Interest Rate plus 4% per annum.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning given such term in Article VII.

“Final Maturity Date” means the earlier of (i) October 23, 2011 (provided that if such date is not a Business Day, the Final Maturity Date shall be the next succeeding Business Day), (ii) the closing date of any securitization of assets of the Borrower, (iii) the closing date of any high-yield bond transaction by the Borrower or LEAF Financial Corporation (or any Subsidiary of the Borrower or LEAF Financial Corporation) and (iv) the date on which the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.

“GAAP” means generally accepted principles of accounting as in effect in the United States of America.

“General Partner” means LEAF Asset Management, LLC, a Delaware limited liability company, or any successor general partner of the Borrower.

“Guaranty” of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take or pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit. When used as a verb, the words “guaranty” and “guarantee” shall have the correlative meanings.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations evidenced by notes, acceptances or other instruments, (v) Capitalized Lease Obligations (vi) the amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

“Interest-Only Period” means the period commencing on the Closing Date and ending on, and including, the sixth Monthly Settlement Date after the Closing Date.

“Interest Rate” means a rate per annum equal to 10.00% per annum.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Lender” has the meaning ascribed thereto in the preamble.

“Lien” of a Person means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest under a Capitalized Lease or analogous instrument, in, of or on any property of such Person.

“Loan Documents” means this Agreement, the Term Note, the Security Agreement, the Securities Account Control Agreement, the Standing Direction Letters, the Recognition Letters, the Power of Attorney and any other documents, agreements and certificates executed by the Borrower in favor of the Lender in connection herewith.

“Margin Stock” has the meaning ascribed thereto in Regulation U of the Board of Governors of the United States Federal Reserve System as in effect from time to time.

“Monthly Reporting Date” means the date two Business Days prior to the applicable Monthly Settlement Date, or the next succeeding Business Day if not a Business Day.

“Monthly Settlement Date” means the 23rd day of the month following the last day of the immediately prior Remittance Period, or the next succeeding Business Day if not a Business Day.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Term Note, all accrued and unpaid fees and other obligations of the Borrower to the Lender arising under the Loan Documents.

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

“Person” means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

“Plan” means an employee benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Borrower or any Subsidiary may have any liability.

“Power of Attorney” means the Power of Attorney, dated April 30, 2010, from the Borrower to the Lender, with respect to certain amendments to the Security Agreement.

“Recognition Letters” means the recognition letters dated the date hereof from each of the SPEs to the Lender.

“Remittance Period” means a calendar month, or, with respect to the first Remittance Period, the period commencing on the Closing Date and ending on the last day of the month in which the Closing Date occurs.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Resource America” means Resource America, Inc., a Delaware corporation.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Securities Account Control Agreement” means the Securities Account Control Agreement dated as of the date hereof among the Lender , the Borrower and the Collateral Agent relating to the Collection Account.

“Security Agreement” means the Security Agreement dated as of the date hereof between the Borrower and the Lender.

“Servicer” means LEAF Financial Corporation, as servicer under the Servicing Agreements, or any successor servicer appointed by the Borrower with the prior written consent of the Lender.

“Servicing Agreements” means (i) the Servicing Agreement dated as of June 19, 2007 by and among the Servicer, LEAF Fund III, LLC and the other parties thereto, (ii) the Servicing Agreement dated as of May 30, 2008 by and among the Servicer, LEAF III B SPE, LLC and the other parties thereto and (iii) the Receivables Loan and Security Agreement dated as of November 21, 2008 by and among the Servicer, LEAF III C SPE, LLC and the other parties thereto, as each may be amended, supplemented, or otherwise modified from time to time.

“Solvent” means, when used with respect to any Person, that at the time of determination: (i) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured. For the purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

“SPE” means, individually, each of SPE-A, SPE-B and SPE-C and, collectively, SPE-A, SPE-B and SPE-C.

“SPE-A” means LEAF Fund III, LLC, a Delaware limited liability company.

“SPE-A Loan Agreement” means the Secured Loan Agreement dated as of June 19, 2007 among SPE-A, as Borrower, LEAF Funding, Inc., as Originator, LEAF Equipment Leasing Income Fund III, L.P., as Seller, LEAF Financial Corporation, as Servicer, U.S. Bank National Association, as Collateral Agent and Securities Intermediary, and WestLB AG, as Lender, as amended and in effect from time to time.

“SPE-B” means LEAF III B SPE, LLC, a Delaware limited liability company.

“SPE-B Loan Agreement” means Loan and Security Agreement dated as of May 30, 2008, among SPE-B, the Lenders party thereto, U.S. Bank National Association, as Paying Agent, and Key Equipment Finance, Inc., as Facility Agent and Collateral Agent, as amended and in effect from time to time.

“SPE-C” means LEAF III C SPE, LLC, a Delaware limited liability company.

“SPE-C Loan Agreement” means the Receivables Loan and Security Agreement dated as of November 21, 2008 among SPE-C, as Borrower, LEAF Funding, Inc., as Originator, LEAF Financial Corporation, as Servicer, LEAF Equipment Leasing Income Fund III, L.P., as Seller, Autobahn Funding Company LLC, as Lender, DZ Bank AG Deutsche Zentral-Genossenschaftbank, Frankfurt am Main, as Agent, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as Backup Servicer, and U.S. Bank National Association, as Custodian and Agent’s Bank, as amended and in effect from time to time.

“Standing Direction Letters” means irrevocable direction letters dated the date hereof signed by the respective SPEs, to the respective paying agents, and the countersigned by Lender.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity more than 50% of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person.

“Term Loan” has the meaning described to it in Section 2.01.

“Term Note” has the meaning described to it in Section 2.01.

“Wholly Owned Subsidiary” means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Borrower or one or more Wholly Owned Subsidiaries of the Borrower, or by the Borrower and one or more Wholly Owned Subsidiaries of the Borrower, or any similar business organization that is so owned or controlled.

Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries as in effect at the time of such preparation.

Section 1.03 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

Section 1.04 Certain Terms.

(a) The words “herein”, “hereof”, “hereto” and “hereunder” and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.

(b) Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause, or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words “above” and “below”, when following a reference to a clause or a sub-clause of any Loan Document, refer to a clause or a sub-clause within, respectively, the same section or clause.

(c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Lender is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

(d) References in this Agreement to any statute shall be to such statute as amended or modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative.

(e) The term “including” when used in any Loan Document means “including without limitation”, except when used in the computation of time periods.

(f) The term “Lender” includes its successors and permitted assigns.

ARTICLE II.

THE TERM LOAN

Section 2.01 Term Loan. Subject to the terms and conditions of this Agreement, on the Closing Date, the Lender agrees to make a loan to the Borrower in an amount not to exceed $5,000,000 (the “Term Loan”), which Term Loan shall be evidenced by a promissory note in the form of Exhibit A (the “Term Note”). The Term Loan shall be due and payable in full on the Final Maturity Date. No portion of the Term Loan that has been paid or prepaid may be reborrowed.

Section 2.02 Prepayments. The Borrower shall have the right upon two (2) Business Days’ prior irrevocable written notice, subject to Section 2.03, to prepay the Term Loan at any time or from time to time without premium or penalty.

Section 2.03 Interest.

(a) Interest shall accrue in arrears on the outstanding and unpaid principal amount of the Term Loan at the Interest Rate. Interest shall accrue from the Closing Date to the first Monthly Settlement Date and thereafter from each Monthly Settlement Date to the immediately following Monthly Settlement Date. Upon the occurrence and during the continuance of any Event of Default, interest shall accrue on the unpaid amount of the Obligations at the Default Rate until paid in full.

(b) Interest on the Term Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

(c) Accrued interest shall be due and payable in arrears upon any payment or prepayment of principal of the Term Loan on the amount of such payment or prepayment and in accordance with Section 2.04; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Lender.

Section 2.04 Required Payments.

(a) On each Monthly Settlement Date during the Interest-Only Period, if no Event of Default has occurred and is continuing, all amounts in the Collection Account relating to all prior Remittance Periods shall be distributed as follows:

(i) first, to the Lender, in an amount equal to interest accrued on the Term Loan; and

(ii) second, to the Borrower, any amount in the Collection Account in excess of $2,500,000, after giving effect to Section 2.04(a)(i).

(b) On the first Monthly Settlement Date after the Interest-Only Period, if no Event of Default has occurred and is continuing, all amounts in the Collection Account relating to all prior Remittance Periods shall be distributed as follows:

(i) first, to the Lender, in an amount equal to interest accrued on the Term Loan;

(ii) second, to the Lender, until all Obligations have been reduced to zero; and

(iii) third, to the Borrower.

(c) On each Monthly Settlement Date following the first Monthly Settlement Date after the Interest-Only Period, if no Event of Default has occurred and is continuing, all amounts in the Collection Account relating to all prior Remittance Periods shall be distributed as follows:

(i) first, to the Lender, in an amount equal to interest accrued on the Term Loan;

(ii) second, to the Lender, an amount equal to the greater of (a) the amount remaining in the Collection Account or (b) an amount equal to one-eleventh (1/11) of the principal amount of the Term Loan outstanding immediately after giving effect to Section 2.04(b) to the outstanding Term Loan amount, in each case, until all Obligations have been reduced to zero; and

(iii) third, to the Borrower.

(d) If an Event of Default has occurred and is continuing, all amounts in the Collection Account, regardless of the time of receipt, shall be distributed on a daily basis as follows:

(i) first, to the Lender, in an amount equal to interest accrued on the Term Loan;

(ii) second, to the Lender, until all Obligations have been reduced to zero; and

(iii) third, to the Borrower.

Section 2.05 Structuring Fee. On the Closing Date, the Borrower shall pay to the Lender a structuring fee equal to 4.00% of the principal amount of the Term Loan.

Section 2.06 Payments Generally. All payments under this Agreement or the Term Note shall be made in immediately available funds not later than 1:00 noon (New York time) on the relevant dates specified above (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day) at the office of the Lender in New York, New York 10104 (c/o JP Morgan Chase, N.A., BPC Agency 5, New York Plaza, NY, NY 10004, ABA Routing # 021000021, Broadpoint Products Corp. Account # 799826532). The Borrower (or the Servicer, on its behalf) shall, at the time of making each payment under this Agreement or the Term Note, specify to the Lender the principal or other amount payable by the Borrower under this Agreement or the Term Note (and in the event that it fails to so specify, or if a Default or an Event of Default has occurred and is continuing, the Lender may apply such payment as it may elect in its sole discretion). If the due date of any payment under this Agreement or the Term Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

Section 2.07 Taxes. All payments by the Borrower under this Agreement shall be made free and clear of any restrictions or conditions, without setoff or counterclaim, and free and clear of, and without any deduction or withholding whether for or on account of tax or otherwise. If any such deduction or withholding is required by law to be made by the Borrower or any other Person (whether or not a party to, or on behalf of a part to this Agreement) from any sum paid or payable by, or received or receivable from, the Borrower, the Borrower shall pay in the same manner and at the same time such additional amounts as will result in the Lender’s receiving and retaining (free from any liability other than tax on its overall net income) such net amount as would have been received had no such deduction or withholding been required to be made.

Section 2.08 Funding Costs. Without limiting any other provisions contained herein, the Borrower shall reimburse the Lender and hold it harmless from any loss, increased costs or expense that Lender may sustain or incur in connection with the Loan Documents as a consequence of the introduction of any change in the interpretation of any law or regulation (other than in each case any introduction or change in interpretation relating to withholding taxes, which is governed by Section 2.07) or the compliance by the Lender with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), including, without limitation, the introduction of, change of, change by any central bank or other governmental authority in the interpretation or administration of, or compliance by the Lender or any corporation or other entity controlling the Lender with, any capital adequacy regulation.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01 Deliverables. The Lender shall not be required to make the Term Loan unless the Borrower has furnished, or caused to be furnished, to the Lender:

(a) An executed counterpart of this Agreement.

(b) An executed counterpart of the Security Agreement.

(c) Counterparts of the Securities Account Control Agreement executed by the Collateral Agent and the Borrower.

(d) A UCC Form-1 naming the Borrower as debtor and the Lender as secured party and describing the collateral covered by the Security Agreement.

(e) Counterparts of the Standing Direction Letters executed by the respective SPEs and U.S. Bank National Association.

(f) Counterparts of the Recognition Letters signed by the respective SPEs.

(g) A copy of the Certificate of Formation of the Borrower, together with all amendments thereto, certified by the appropriate governmental officer in its jurisdiction of formation.

(h) Certificate of good standing for the Borrower, certified by the appropriate governmental officer in its jurisdiction of formation.

(i) A copy of the partnership agreement of the Borrower, together with all amendments thereto and certified by the General Partner.

(j) A copy of the Certificate of Formation of each SPE, together with all amendments thereto, certified by the appropriate governmental officer in its jurisdiction of formation.

(k) Certificate of good standing for each SPE, certified by the appropriate governmental officer in its jurisdiction of formation.

(l) A copy of the limited liability company agreement of each SPE, together with all amendments thereto and certified by its Secretary or Assistant Secretary.

(m) Copies, certified by the Secretary or Assistant Secretary of the General Partner, of resolutions authorizing the execution of the Loan Documents to which the Borrower is a party.

(n) Copies, certified by the Secretary or Assistant Secretary of each SPE, of resolutions authorizing the execution of the Loan Documents to which such SPE is a party.

(o) Incumbency certificates, executed by the Secretary or Assistant Secretary of the General Partner, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and to which certificate the Lender shall be entitled to rely until informed of any change in writing by the General Partner.

(p) Incumbency certificate, executed by the Secretary or Assistant Secretary of each SPE, which shall identify by name and title and bear the signature of the officers of each SPE authorized to sign the Loan Documents to which it is a party and to which certificate the Lender shall be entitled to rely until informed of any changes in writing by the Secretary or Assistant Secretary of such SPE.

(q) A certificate, signed by the chief financial officer of the general partner of the Borrower, stating that on the Closing Date no Default or Event of Default has occurred and is continuing or would result for the consummation of the transactions contemplated by this Agreement.

(r) The Term Note, payable to the order of the Lender, duly executed by the Borrower.

(s) Opinions of counsel for the Borrower, in form and substance satisfactory to the Lender.

(t) Such other documents as the Lender or its counsel may have reasonably requested.

Section 3.02 Additional Conditions. The Lender shall not be required to make the Term Loan unless, on the Closing Date:

(a) There exists no Default or Event of Default.

(b) The representations and warranties contained in Article V are true and correct except for changes in the schedules hereto reflecting transactions permitted by this Agreement.

(c) All legal, accounting and tax matters incident to the making of the Term Loan shall be satisfactory to the Lender and its counsel.

(d) All costs, fees and expenses required to be paid hereunder or in connection herewith on or before the Closing Date shall have been paid in full in cash, including fees of external counsel to the Lender.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as of the Closing Date that:

Section 4.01 Name, Etc. The Borrower’s legal name is correctly set forth on the signature page hereto and the other information regarding the Borrower set forth below Borrower’s signature hereto is true, correct and complete on the date hereof.

Section 4.02 Existence and Standing. The Borrower is a limited partnership duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to so qualify would have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. Each SPE is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted and where the failure to so qualify would have a material adverse effect on such SPE.

Section 4.03 Authorization and Validity. The Borrower and each SPE has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each SPE of the Loan Documents to which it is a party and the performance of its respective obligations thereunder have been duly authorized by proper proceedings, and such Loan Documents to which it is a party constitute legal, valid and binding obligations of such party, enforceable against it in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

Section 4.04 Compliance with Laws and Contracts. Neither the execution and delivery by the Borrower and each SPE of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries or the Borrower’s or any such Subsidiary’s certificate of formation or operating agreement or other organizational document or the provisions of any indenture, instrument or agreement to which the Borrower or any such Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Borrower or any such Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

Section 4.05 Financial Statements. The audited consolidated financial statements of the Borrower and its Subsidiaries as of December 31, 2009 heretofore delivered to the Lender were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

Section 4.06 Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), prospects or results of operations of the Borrower and its Subsidiaries has occurred since the date of the financial statements referred to in Section 4.04.

Section 4.07 Taxes. The Borrower and its Affiliates have filed all United States federal tax returns and all other tax returns that are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any such Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP. No tax liens have been filed, and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate and have been established in accordance with GAAP.

Section 4.08 Litigation. There is no litigation or proceeding pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Affiliates that might materially adversely affect the business, financial condition or results of operations of the Borrower or the ability of the Borrower to perform its respective obligations under the Loan Documents.

Section 4.09 ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations, and the minimum funding requirements with respect to all Plans have been met, no Reportable Event has occurred with respect to any Plan, no Lien in favor of the PBGC with respect to any Plan has arisen or been recorded, Borrower, nor any of its Subsidiaries has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

Section 4.10 Accuracy of Information. No information, schedule, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Lender in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

Section 4.11 Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of the Term Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.12 Material Agreements. Neither the Borrower nor any of its Subsidiaries is, and after giving effect to this Agreement shall be, in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries or (ii) any agreement or instrument evidencing or governing Indebtedness.

Section 4.13 Patriot Act. To the extent applicable, Borrower is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the Untied States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Term Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 4.14 Solvency. After giving effect to the Term Loan, the Borrower shall be Solvent.

Section 4.15 Absence of Undisclosed Liabilities. The Borrower has no liabilities or obligations, either accrued, absolute, contingent or otherwise, other than (i) the Obligations and (ii) the liabilities set forth in the financial statements referred to in Section 4.05.

Section 4.16 Investment Company Act. The Borrower is not an “investment company” or a company “controlled” by an “investment company” with the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any federal or state statute or regulation that limits its ability to borrow money.

ARTICLE V.

COVENANTS

During the term of this Agreement, unless the Lender shall otherwise consent in writing:

Section 5.01 Reporting. The Borrower will maintain and will cause for each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Lender:

(a) As soon as available, and in any event within 90 days after the close of each of the Borrower’s fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lender, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of changes in cash flow, accompanied by any management letter prepared by said accountants.

(b) As soon as available, and in any event within 45 days after the close of the first three quarterly periods of each fiscal year of the Borrower and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of changes in cash flow for the period from the beginning of such fiscal year to the end of such quarter, all certified by the chief financial officer of the general partner of the Borrower.

(c) As soon as available, the following information:

(i) copies of all reports or notices submitted by the Servicer to the respective SPEs or the Borrower pursuant to the Servicing Agreements; and

(ii) copies of all reports or notices submitted by any SPE to any lender to such SPE; and

(iii) any material change in the Servicer’s standard credit and collection policies and procedures.

(d) Not later than each Monthly Reporting Date, a statement of the amount deposited in the Collection Account during the most recent Remittance Period.

(e) Promptly upon the furnishing thereof to the partners of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

(f) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

(g) Such other information (including non-financial information) as the Lender may from time to time reasonably request.

Section 5.02 Use of Proceeds. The Borrower will use the proceeds of the Term Loan to acquire receivables and interests in the equipment related thereto and for other general business purposes.

Section 5.03 Notice of Default. The Borrower will, and will cause each of its Subsidiaries to, give prompt notice in writing to the Lender of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, that could reasonably be expected to materially adversely affect its business, properties or affairs or the ability of the Borrower to repay the Obligations.

Section 5.04 Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company or limited partnership in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

Section 5.05 Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

Section 5.06 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice for the businesses in which each is engaged, and the Borrower will furnish to the Lender upon request full information as to the insurance carried.

Section 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

Section 5.08 Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness without prior written consent of the Lender, except for Indebtedness existing on the Closing Date and Indebtedness created after the Closing Date pursuant to credit facilities existing on the Closing Date.

Section 5.09 Merger. The Borrower will not, nor will it permit any of its Subsidiaries to, merge or consolidate with or into any other Person without prior written notice to Lender, except that a Subsidiary of the Borrower may merge into the Borrower or with a Wholly Owned Subsidiary.

Section 5.10 Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm’s length transaction.

Section 5.11 Margin Stock. The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of the Term Loan to purchase or carry Margin Stock.

Section 5.12 Permitted Investments. Amounts held in the Collection Account shall be invested at all times in Cash Equivalent Investments.

Section 5.13 Concerning the SPEs.

(a) The Borrower shall not take any action with a view toward the termination, winding up, liquidation or dissolution of any SPE.

(b) The Borrower shall cause each SPE to comply with its obligations under the respective Standing Direction Letters and Recognition Letters.

(c) The Borrower shall use its good faith best efforts to obtain the consent of the relevant parties under the SPE-A Loan Agreement, the SPE-B Loan Agreement and the SPE-C Loan Agreement to the pledge of the membership interests in the relevant SPE to the Lender and in connection with one or more transactions of the character described in clauses (ii) and (iii) of the definition of Final Maturity Date.

Section 5.14 Servicer Covenant. The Servicer agrees that it shall perform its duties under the Servicing Agreements following the termination of the SPE-A Loan Agreement, the SPE-B Loan Agreement or the SPE-C Loan Agreement in accordance with the standards set forth in the applicable Servicing Agreement until all Obligations have been reduced to zero.

ARTICLE VI.

EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an Event of Default:

Section 6.01 Payments. Nonpayment of principal of the Term Note when due, or nonpayment of interest upon the Term Note or of any other Obligations under any of the Loan Documents within two (2) Business Days after the same becomes due.

Section 6.02 Representations and Warranties. Any representation or warranty made by or on behalf of the Borrower or any of its Subsidiaries to the Lender under or in connection with this Agreement, any other Loan Document or any certificate delivered in connection therewith shall be materially false as of the date on which made.

Section 6.03 Certain Breaches. The material breach by the Borrower of any of the provisions or terms of any of Section 5.01(c), Section 5.01(d), Section 5.02 or Section 5.08 through 5.11 of this Agreement.

Section 6.04 Other Breaches. The breach by the Borrower (other than a breach that constitutes an Event of Default under Section 6.01, 6.02 or 6.03) of any of the terms or provisions of this Agreement or any other Loan Document to which it is a party, that is not remedied within five (5) days (or fifteen (15) days in the case of Section 5.01(a) and (b)) after the earlier of (i) an officer of Borrower becoming aware of such default or (ii) receipt by Borrower of notice from Lender of such default.

Section 6.05 Cross-Default. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness in excess of $500,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness in excess of $500,000 was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness in excess of $500,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

Section 6.06 Certain Bankruptcy Events. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under any applicable bankruptcy, insolvency, reorganization, liquidation, rehabilitation, conservation or other similar law, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking an order for relief or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 6.06, or (vii) fail to contest in good faith any appointment or proceeding described in Section 6.07.

Section 6.07 Other Bankruptcy Events. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial part of its property, or a proceeding described in Section 6.06(v) shall be instituted against the Borrower or any such Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

Section 6.08 Judgments. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000 that is not stayed on appeal or otherwise being appropriately contested in good faith.

Section 6.09 Change of Control. A Change of Control shall occur.

Section 6.10 Wholly Owned Subsidiaries. Any of the SPEs cease to be a Wholly Owned Subsidiary.

ARTICLE VII.

ACCELERATION, WAIVERS, AMENDMENT AND REMEDIES

Section 7.01 Acceleration. If any Event of Default described in Section 6.06 or 6.07 occurs, the Obligations shall immediately become due and payable without any election or action on the part of the Lender. If any other Event of Default occurs, the Lender may declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

Section 7.02 Preservation of Rights. No delay or omission of the Lender to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or Event of Default or an acquiescence therein, and the making of the Term Loan notwithstanding the existence of a Default or an Event of Default or the inability of the Borrower to satisfy the conditions precedent to the Term Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

ARTICLE VIII.

GENERAL PROVISIONS

Section 8.01 Successors and Assigns; Participations. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights under this Agreement. Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of the Term Loan or any other Obligations. In addition, Lender shall have the right at any time to sell one or more participations to any Person in all or any part of the Term Loan or in any other Obligation. The Borrower authorizes the Lender to disclose to any purchaser or prospective purchaser of an interest in, or any participant in any portion of, the Term Loan any financial or other information pertaining to the Borrower.

Section 8.02 Survival of Representations. All representations and warranties of the Borrower contained in any Loan Document shall survive delivery of the Term Note and the making of the Term Loan herein contemplated.

Section 8.03 Governmental Regulation. Anything contained in any Loan Document to the contrary notwithstanding, the Lender shall not be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

Section 8.04 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW.

(b) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.11; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

(c) BORROWER HEREBY AGREES TO WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.04(c) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TERM LOAN MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 8.05 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

Section 8.06 Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings between the Borrower and the Lender relating to the subject matter thereof.

Section 8.07 Expenses; Indemnification. The Borrower shall reimburse the Lender for any costs, internal charges and out of pocket expenses (including fees and time charges of attorneys and paralegals for the Lender, which attorneys and paralegals may be employees of the Lender) paid or incurred by the Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Lender, its directors, officers, employees and attorneys against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Lender is a party thereto) that any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except for such losses, claims, damages, penalties, judgments, liabilities and expenses arising as a result of Lender’s gross negligence, willful misconduct or bad faith. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

Section 8.08 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this and the provisions of all Loan Documents are declared to be severable.

Section 8.09 Confidentiality. The Lender agrees to hold any confidential non-public information that may be furnished to the Lender in writing by the Borrower pursuant to this Agreement and designated as such in confidence (“Confidential Information”), provided, that the Lender may disclose any such Confidential Information (A) as has become generally available to the public, (B) as has become available to the Lender on a non-confidential basis from a source other than the Borrower, (C) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body or self-regulatory body having or claiming to have jurisdiction over the Lender or its affiliates, (D) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or other judicial process, (E) in order to comply with any law, order, regulation or ruling applicable to the Lender, (F) to any prospective or actual assignee or participant, (G) to the Lender’s, any of its affiliate’s or any of their respective agents and advisors, and (H) to any nationally recognized rating agency.

Section 8.10 Setoff. In addition to, and without limitation of, any rights of the Lender under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Event of Default occurs, any indebtedness from the Lender to the Borrower (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to the Lender, whether or not the Obligations, or any part hereof, shall then be due. The Borrower agrees that any holder of a participation in a loan may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as if such holder were the direct creditor of the Borrower in the amount of the participation.

Section 8.11 Notices. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given when deposited in the United States mail, postage prepaid, or by facsimile transmission when mechanical confirmation of a successful transmission has been received, or by telegraph or telex when delivered to the appropriate office for transmission, charges prepaid, addressed to the Borrower or the Lender at the addresses indicated below their signatures to this Agreement.

Section 8.12 Change of Address. The Borrower and the Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

Section 8.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and either of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower.

Section 8.14 Reinstatement of Obligations. If and to the extent the Lender received any payment with respect to the Obligations or this Agreement and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by the Lender or paid over to a trustee, receiver or any other entity, whether under any bankruptcy law or otherwise (any such payment is referred to herein as a “Returned Payment”), then this Agreement shall continue to be effective or shall be reinstated, as the case may be, to the extent of such payment or repayment by the Lender, and the Indebtedness or part thereof intended to be satisfied by such Returned Payments shall be reinstated and continued in full force and effect as if the Returned Payment has not been made.

Section 8.15 USA Patriot Act. The Lender hereby notified the Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identified the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the USA Patriot Act.

Section 8.16 No Fiduciary Duty. The Lender may have economic interests that conflict with those of the Borrower. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lender and the Borrower, its stockholders or its affiliates. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lender, on the one hand, and the Borrower, on the other, (ii) in connection therewith and with the process leading to such transaction the Lender is acting solely as a principal and not the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person, (iii) the Lender has not assumed an advisory or fiduciary responsibility in favor of the Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Lender or any of its affiliates has advised or is currently advising the Borrower on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (iv) the Borrower has consulted its own legal and financial advisors to the extent it deemed appropriate. The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that the Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

Section 8.17 Amendments. No amendment, modification, termination or waiver of any provision of the this Agreement or any other Loan Document, or consent to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

LEAF Equipment Leasing Income Fund III L.P.

By:
Title:

c/o LEAF Financial Corporation One Commerce Square 2005 Market Street, 15th Floor Philadelphia, PA 19103 Attention: Miles Herman Tel No.: (215) 717-3358 Fax No.: (215) 640-6363

Broadpoint Products Corp.

By:
Title:

1290 Avenue of the Americas New York, NY 10104 Attention: Thomas Dang Tel No.: (212) 546-6047 Fax No.: (212) 546-6092

[Signature Page to Credit Agreement]

AGREED AS TO

SECTION 5.14 ONLY:

LEAF Financial Corporation

By:
Title:

One Commerce Square
2005 Market Street, 15th Floor
Philadelphia, PA 19103
Attention: Miles Herman
Tel No.: (215) 717-3358
Fax No.: (215) 640-6363

[Signature Page to Credit Agreement]

EXHIBIT A

FORM OF TERM NOTE

$5,000,000	April 30, 2010

For value received, on October 23, 2011, LEAF Equipment Leasing Income Fund III, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of Broadpoint Products Corp. (“Lender”) at 1290 Avenue of the Americas, New York, New York 10104 (c/o Citibank N.A., One Rockefeller Plaza, New York, NY 10020, ABA Routing # 021001486, Broadpoint Capital Inc. Money Market Fund Account # 9943434761) the principal sum of $5,000,000, in lawful money of the United States of America and in immediately available funds, on the dates and in the manner provided in the Credit Agreement (defined below). The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said office in like money, at the rates of interest as provided in the Credit Agreement, on the date(s) and in the manner provided in said Credit Agreement.

This is the Term Note referred to in that certain Credit Agreement (as amended from time to time, the “Credit Agreement”) dated as of April 30, 2010 between the Borrower and the Lender and evidences the Term Loan made by the Lender under Section 2.01 thereof. All terms not defined herein shall have the meanings given to them in the Credit Agreement. The Term Note is a Loan Document.

This Term Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement. Reference is hereby made thereto for a statement of the terms and conditions under which this Term Note may be prepaid.

The Credit Agreement provides for the acceleration of the maturity of this Term Note upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or any other right of the Lender; nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every indorser or guarantor of this Term Note regardless of the time, order or place of signing waives presentment, protest and notices of every kind and assents to any extension or postponement of the time of payment and the addition or release of any other Person primarily or secondarily liable.

None of the provisions of this Term Note may be excluded, modified or amended, except by a written instrument duly executed on behalf of the Lender expressly referring hereto and setting forth the provision so excluded, modified or amended. This Term Note shall be binding upon the successors and assigns of the Borrower and insure to the benefit of the Lender and its successors, endorsers and assigns. If any term or provision of this Term Note shall be held to be invalid or unenforceable, in whole or in part in any jurisdiction, then such invalidity or unenforceability shall only affect such term or provision and shall not affect such term or provision in any other jurisdiction or any other term or provision of this Term Note.

Exh. A-1

This Term Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York without regard to its conflict of law provisions other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

LEAF Equipment Leasing Income Fund III, L.P.

By:
Name:
Title:

[Signature Page to Term Note]

Exh. A-2